Exhibit 5.1

[Letterhead of Seyfarth Shaw LLP]

June 17, 2011

Celsion Corporation
10220-L Old Columbia Road
Columbia, MD  21046-2364

Ladies and Gentlemen:

We have acted as counsel for Celsion Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"). Such Registration Statement relates to the registration for resale by the selling stockholders listed in the prospectus included in the Registration Statement of 6,465,608 shares of common stock, par value $0.001 per share, of the Company (the "Common Stock") including 3,218,612 outstanding shares of Common Stock (the “Outstanding Shares”) and 3,246,996 shares of Common Stock (the "Warrant Shares") that may be issued upon the exercise of warrants held by the selling stockholders (the “Warrants”).

In our capacity as your counsel in connection with the Registration Statements, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Outstanding Shares, the Warrants and the Warrant Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including examination of originals or copies of originals, certified or otherwise identified to our satisfaction, of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.  Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact material to the opinions set forth herein and with respect to such factual matters we have relied upon certificates of, or communications with, officers of the Company and others.

In our examination of the relevant documents, we have assumed the genuineness of all signatures, the legal competence of all natural persons, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies.

Except as otherwise set forth herein, the opinions set forth below are limited to the laws of the States of Delaware, New York and the laws of the United States of America, and we express no opinion with respect to state securities laws or regulations.

Based upon and subject to the foregoing, it is our opinion that: (i) the Outstanding Shares have been duly authorized, and are legally issued, fully-paid and non-assessable shares of Common Stock of the Company under the laws of the State of Delaware; and (ii) upon issuance of Warrant Shares against consideration therefore pursuant to the terms and conditions set forth in the Warrants, the Warrant Shares will be legally issued, fully-paid and non-assessable shares of Common Stock of the Company under the laws of the State of Delaware.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the reference to us under the heading "Legal Matters" in the Registration Statements, the prospectus constituting a part thereof and any amendments thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission adopted under the Securities Act.

This opinion letter is given to you for use in connection with the registration of the Outstanding Shares and the Warrant Shares in accordance with the Registration Statement and is not to be relied on for any other purpose.  Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Outstanding Shares, the Warrant Shares or the Registration Statement.

Very truly yours,

/s/ SEYFARTH SHAW LLP